Exhibit 99

                           Press Release

                               Dated

                           MARCH 11, 1997

                           PRESS RELEASE

                           MARCH 11, 1997

CONTACT - BILL W. TAYLOR, EXEC. VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

FOR RELEASE - IMMEDIATELY

JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
(NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on March 11, 1997, declared a cash dividend on $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on April 11, 1997, to stockholders of record at close of business on March 31, 1997.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings and Loan Association that conducts business through five branches in addition to its home office operations in Jacksonville, Texas.

     As of December 31, 1996, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $218.3 million, liabilities of $183.3 million and stockholder's equity of $ 34.7 million .